Exhibit 99.3

Unaudited Consolidated Interim Financial Statements
Stratus Technologies Bermuda Ltd.
May 29, 2022 and February 27, 2022

Stratus Technologies Bermuda Ltd.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(dollars and share data in thousands)
As of May 29, 2022 and February 27, 2022

As of	May 29, 2022	February 27, 2022
ASSETS

Current assets
Cash and cash equivalents	$19,018	$21,391
Accounts receivable, net of allowance of $138 and $213, respectively	38,896	28,987
Inventory	9,975	11,004
Prepaid expenses and other current assets	3,854	4,698
Total current assets	71,743	66,080

Property and equipment, net	6,667	7,298
Operating lease right-of-use assets	8,965	—
Intangible assets, net	23,641	24,668
Goodwill	142,690	142,854
Deferred income taxes	21,566	21,782
Other long-term assets	3,461	3,590
Total assets	$278,733	$266,272

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$10,246	$13,800
Accrued expenses	20,175	19,271
Current portion of long-term debt	1,600	1,600
Income taxes payable	1,425	657
Deferred revenue	38,175	33,928
Total current liabilities	71,621	69,256

Long-term debt, net of discount and deferred financing fees	153,399	153,629
Long-term operating lease liabilities	7,635	—
Deferred income taxes	171	97
Long-term deferred revenue	5,469	6,001
Long-term income taxes payable	923	923
Other long-term liabilities	3,526	4,675
Total liabilities	242,744	234,581

Commitments and contingencies

Stockholders’ equity
Common stock, $1 par value, 71 shares authorized; 71 shares issued and outstanding	71	71
Additional paid-in capital	162,973	162,973
Accumulated deficit	(122,140)	(127,229)
Accumulated other comprehensive loss	(4,915)	(4,124)
Total stockholders’ equity	35,989	31,691
Total liabilities and stockholders’ equity	$278,733	$266,272
The accompanying notes are an integral part of these consolidated financial statements.

Stratus Technologies Bermuda Ltd.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Month Periods Ended May 29, 2022 and May 30, 2021
(dollars in thousands)

Three months ended	May 29, 2022	May 30, 2021
Revenue
Product	$22,502	$18,317
Service	26,146	25,751
Total revenue	48,648	44,068

Cost of revenue
Product	9,687	8,308
Service	11,100	10,425
Total cost of revenue	20,787	18,733
Gross profit	27,861	25,335

Operating expenses
Research and development	5,102	4,762
Sales and marketing	7,912	8,520
General and administrative	5,543	5,389
Restructuring charges	79	1,189
Management fees	225	484
Total operating expenses	18,861	20,344
Profit from operations	9,000	4,991

Interest expense, net	(3,097)	(1,915)
Other income, net	539	1,312
Profit before income taxes	6,442	4,388
Income tax expense	1,353	1,032
NET INCOME	$5,089	$3,356
The accompanying notes are an integral part of these consolidated financial statements.

Stratus Technologies Bermuda Ltd.
UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
For the Three Month Periods Ended May 29, 2022 and May 30, 2021
(dollars in thousands)

Three months ended	May 29, 2022	May 30, 2021
Net income	$5,089	$3,356

Other comprehensive (loss) income
Currency translation adjustments	(1,359)	(184)
Fair value of derivative instruments, net of taxes	563	72

Changes in market value of equity security
Unrealized gain, net of taxes	5	1

COMPREHENSIVE INCOME	$4,298	$3,245
The accompanying notes are an integral part of these consolidated financial statements.

Stratus Technologies Bermuda Ltd.
UNAUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Three Month Periods Ended May 29, 2022 and May 30, 2021
(dollars in thousands)

	Ordinary Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Par value	Capital	Deficit	Loss	Equity
Balance, February 27, 2022	71	$71	$162,973	$(127,229)	$(4,124)	$31,691
Net income	—	—	—	5,089	—	5,089
Unrealized foreign currency translation adjustment	—	—	—	—	(1,359)	(1,359)
Fair value of derivative instruments, net of taxes of $80	—	—	—	—	563	563
Unrealized gain on corporate equity security, net of taxes	—	$—	$—	$—	$5	$5
Balance, May 29, 2022	71	$71	$162,973	$(122,140)	$(4,915)	$35,989

	Ordinary Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Par value	Capital	Deficit	Loss	Equity
Balance, February 28, 2021	71	$71	$162,973	$(77,597)	$(2,775)	$82,672
Net income	—	—	—	3,356	—	3,356
Stock dividend payment	—	—	—		—	—
Unrealized foreign currency translation adjustment	—	—	—	—	(184)	(184)
Fair value of derivative instruments, net of taxes of $10	—	—	—	—	72	72
Unrealized gain on corporate equity security, net of taxes	—	—	—	—	1	1
Balance, May 30, 2021	71	$71	$162,973	$(74,241)	$(2,886)	$85,917
The accompanying notes are an integral part of these consolidated financial statements.

Stratus Technologies Bermuda Ltd.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOW
For the Three Month Periods Ended May 29, 2022 and May 30, 2021
(dollars in thousands)

	May 29, 2022	May 30, 2021
Cash flows from operating activities:
Net income	$5,089	$3,356
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,064	2,799
Amortization of deferred financing costs and debt discount	201	105
(Recovery) provision for doubtful accounts	(75)	(45)
Deferred income tax benefit	140	109
Changes in operating assets and liabilities:
Accounts receivable	(10,468)	(7,729)
Inventory	693	698
Prepaid expenses and other current assets	775	(368)
Accounts payable	(3,129)	1,490
Accrued expenses	(957)	1,221
Income taxes payable	896	(48)
Deferred revenue	3,851	3,741
Long-term income taxes payable	(123)	(123)
Other long-term assets and liabilities	952	122
Net cash provided by operating activities	(91)	5,328

Cash flows from investing activities:
Acquisition of property and equipment	(554)	(805)
Payment of restricted cash		(1,030)
Acquisition of other long-term assets	(25)	(15)
Net cash used in investing activities	(579)	(1,850)

Cash flows from financing activities:
Payments on long-term debt	(400)	—
Net cash used in financing activities	(400)	—

Effect of exchange rate changes on cash	(1,302)	(252)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(2,372)	3,226

Cash, cash equivalents and restricted cash at beginning of year	22,420	31,450
Net increase in restricted cash	—	1,030
Cash, cash equivalents and restricted cash at end of year	$20,048	$35,706

Cash and cash equivalents	$19,018	$34,676
Restricted cash	1,030	1,030
Cash, cash equivalents and restricted cash at end of year	$20,048	$35,706

Supplemental cash flow information:
Interest paid on debt	$2,899	$1,801
Income taxes paid, net of refunds received	$585	$1,196
The accompanying notes are an integral part of these consolidated financial statements.

Stratus Technologies Bermuda Ltd.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

NOTE 1 – NATURE OF BUSINESS
Stratus Technologies Bermuda Ltd. (“Stratus” or the “Company”) is a leading global provider of edge computing solutions, an easily installed, remotely managed solution for companies to control their networks in the most remote locations. Stratus’ ztC (zero touch computing) Edge, is a fault tolerant and high availability, versatile, fully integrated, self-protecting industrial computing solution that is ready to use in about thirty minutes and includes maintenance services.
Stratus’ traditional suite of products includes servers, services and software. The servers utilize a true, industry leading fault-tolerant systems architecture supported by a value-added services platform, which together provide industry-leading continuous availability with 99.999% uptime (i.e., less than five minutes of annual unplanned downtime). The Company’s value-added services include maintenance services and solutions services. Maintenance services are comprised of remote service management, predictive fault detection, root cause analysis and uptime guarantees. Solutions services include long-term engagements where the Company manages many elements of a customer’s mission-critical server environment, as well as onsite consulting and project management. Software includes fault tolerant and high availability solutions using industry-standard x86 servers.
NOTE 2 – BASIS OF PRESENTATION AND RECENT ACCOUNTING PRONOUNCEMENTS
Basis of Presentation and Principles of Consolidation
The Company operates on a 52-to-53 week fiscal year that ends on the Sunday closest to the last day of February. The unaudited interim consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated.
The Company’s unaudited interim consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for annual audited consolidated financial statements. These unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company and notes thereto for the fiscal year ended February 27, 2022.
The interim consolidated financial statements are unaudited; however, in the opinion of the Company’s management, all normal and recurring adjustments necessary to fairly state the financial information set forth herein.
Recent Accounting Pronouncements
In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). Under this new guidance, at the commencement date of a lease, the Company will be required to recognize for all leases (with the exception of short-term leases) the following: (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The Company is required to adopt the amendment in fiscal 2023. Since the issuance of Topic 842, the FASB has issued a series of updates to the topic, including ASU 2018-10, 2018-11, 2018-20, 2019-01, 2019-10 and 2020-05. Effective February 28, 2022, the Company adopted Topic 842, using the modified retrospective transition approach. The Company applied the new guidance to all leases as of the date of the adoption. The Company reported results for the first quarter of fiscal 2023 reflect the application of Topic 842, while prior amounts have not been adjusted and continue to be reported in accordance with the Company’s historical accounting under Topic 840.
The Company elected the practical expedient package permitted under the transition approach. As such, the Company did not reassess whether any expired or existing contracts are or contain leases, the Company did not reassess our historical lease classification, and the Company did not reassess our initial direct costs for any leases that existed prior to February 28, 2022. The Company did not elect the use-of-hindsight. The new standard also provides practical expedients for an entity’s ongoing accounting. The Company elected the short-term lease recognition exemption. This means, for those leases that qualify, we will not recognize a right-of-use asset or lease liability. The Company also elected the practical expedient to not separate lease and non-lease components for all our leases.
As of the date of adoption, the Company recognized operating lease right-of-use assets of $9,005, with corresponding operating lease liabilities of $9,890 on the interim consolidated balance sheets. The difference between the operating lease right-of-use assets and operating lease liabilities primarily relates to deferred rent.
In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740). This update, as part of the Simplification Initiative, simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The Company has adopted ASU No. 2019-12 in fiscal 2023, which had no impact on the consolidated interim financial statements.
NOTE 3 – FAIR VALUE MEASUREMENTS
In accordance with the accounting standards for fair value measurements and disclosures, certain of the Company’s assets and liabilities are measured at fair value. Fair value is defined as the price at which an asset would be sold or a liability would be transferred in an orderly transaction between market participants at the measurement date. The Company determines fair value using the following hierarchy:
•Level 1 – Quoted prices in active markets for identical assets or liabilities;
•Level 2 – Inputs other than Level 1, that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and
•Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The following table represents the Company’s fair value hierarchy for its financial assets and liabilities measured at fair value as of May 29, 2022 and February 27, 2022:

As of May 29, 2022	Total	Quoted Prices In Active Market For Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
Assets
Investment in corporate equity security	$60	$60	$—	$—
Japanese yen denominated zero-cost collar contracts	778	—	778	—
Euro denominated zero-cost collar contracts	156	—	156	—
Total	$994	$60	$934	$—

As of February 27, 2022	Total	Quoted Prices In Active Market For Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
Assets
Investment in corporate equity security	$60	$60	$—	$—
Japanese yen denominated zero-cost collar contracts	206	—	206	—
Euro denominated zero-cost collar	88	—	88	—
Total	$354	$60	$294	$—

Liabilities
Japanese yen dominated zero-cost collar	$1	$—	$1	$—
Euro denominated zero-cost collar contracts	3	—	3	—
Total	$4	$—	$4	$—
As of May 29, 2022 and February 27, 2022, the carrying value of accounts receivable, accounts payable and accrued expenses approximated their fair value due to their short-term nature, and debt approximated its fair value due to its market based interest rate.
The Company has foreign currency zero-cost collar contracts designed as cash flow hedges, to hedge the exposure to foreign currency exchange risk related to Japanese yen and euros in the Company’s local subsidiaries, and Irish subsidiary business operations. The aggregate notional amount of the highly effective Japanese yen foreign exchange contracts outstanding as of May 29, 2022 and February 27, 2022 was $7,421 and $10,894, respectively. The aggregate notional amount of the highly effective euro foreign exchange contracts outstanding as of May 29, 2022 and February 27, 2022 was $2,983 and $4,120, respectively. The fair value of foreign currency forward and zero-cost collar contracts are based on the most recent observable market information in pricing these securities or if specific prices are not available for these securities, other observable inputs like market transactions involving identical or comparable securities are utilized. In the event observable inputs are not available, the Company assesses other factors to determine the security’s market value, including broker quotes or model valuations, if applicable. As a result, these foreign currency contracts are classified Level 2 assets in the fair value hierarchy.

NOTE 4 – FINANCIAL STATEMENT DETAILS
Accrued Expenses
Accrued expenses consist of the following:

As of	May 29, 2022	February 27, 2022
Compensation and benefits	$6,719	$8,838
Restructuring	353	504
Sales, use and other taxes	3,660	2,770
Professional fees	559	497
Other	8,884	6,662
Total	$20,175	$19,271
Other Income, Net
Other income, net consists of the following:

Three months ended	May 29, 2022	May 30, 2021
Foreign exchange gains	$185	$359
Foreign exchange hedging derivatives gains (losses) realized	325	(26)
Bank charges	(51)	(59)
Government subsidies - COVID-19	—	1,034
Miscellaneous gains	80	4
Total	$539	$1,312
Risks and Uncertainties
The Company’s future operating results are subject to a number of risks, including, but not limited to, the Company’s dependence on suppliers and technology partners, the Company’s reliance on contract manufacturers for its current product lines, rapid industry changes, competition, competitive pricing pressures, economic slowdowns, enforcement of the Company’s intellectual property rights, the Company’s ability to sustain and manage growth, the Company’s ability to attract and retain key personnel, cyberattacks, system outages, systems and service failures of the Company’s customers, undetected problems in the Company’s products, risks associated with interest rates and foreign currency exchange rates, changes in foreign laws and regulations and other risks related to international operations, including the impact of pandemics and natural disasters.
In December 2019, a novel strain of coronavirus (“SARS-CoV-2”), which causes COVID-19, was reported to have surfaced in China. In March 2020, the World Health Organization declared the outbreak of COVID‑19 to be a global pandemic. COVID-19 has spread rapidly throughout the world, prompting governments and businesses to take unprecedented measures, with the goal of decreasing the rate of new infections. Such measures have included restrictions on travel and business operations, temporary closures of businesses, and quarantines and shelter-in-place orders. The world and U.S. economies have experienced pronounced effects which have impacted the Company’s ability to conduct business such as supply chain disruptions, travel bans and restrictions, and the Company’s employees being required to work from home. While there has been no material impact to the Company, the full extent of the impact of the COVID-19 pandemic on our business, results of operations, cash flows and financial position, is currently uncertain and will depend on many factors that are not within the Company’s control, including, but not limited to: the duration and scope of the pandemic; the effectiveness of actions taken to contain or mitigate the pandemic and prevent or limit any reoccurrence; governmental, business and individuals’ actions that have been and continue to be in response to the pandemic; global economic conditions and levels of economic growth; and the pace of recovery when the COVID-19 pandemic subsides.
The Company’s primary financial market risk exposures are in the areas of interest rate risk and foreign currency exchange risk. The Company’s exposure to currency rate fluctuations is material, as the Company conducts a significant portion of its business operations in currencies other than the U.S. dollar, mainly Japanese yen and euro.
The Company employs a number of strategies to manage these risks, including the use of derivative financial instruments, which involve the risk of nonperformance by the counterparty. In addition, there can be no assurance that the Company’s efforts to manage its currency exposure will be successful.
NOTE 5 – RESTRUCTURING
As of February 27, 2022, the Company had a remaining restructure liability of $504. In the three months ended May 29, 2022, the Company incurred additional restructure charges of $79 and made payments of $230. As of May 29, 2022, the remaining liability was $353. Payments related to this plan will be substantially completed in fiscal 2023.
In the three months ended May 30, 2021, the Company implemented a restructuring program, consisting of a reduction in workforce of 58 employees, in order to further align spending with current business initiatives. In connection therewith, the Company incurred restructure charges of $1,189.
NOTE 6 – PROPERTY AND EQUIPMENT
Property and equipment consist of the following:

As of	May 29, 2022	February 27, 2022
Computer equipment and software	$30,077	$29,932
Leasehold improvements	6,862	6,868
Service and spare parts	16,222	15,983
Total property and equipment	53,161	52,783
Accumulated depreciation and amortization	(46,494)	(45,485)
Property and equipment, net	$6,667	$7,298
Depreciation and amortization expense relating to property and equipment was $1,009 and $1,225 for the three months ended May 29, 2022 and May 30, 2021, respectively.

NOTE 7 – INTANGIBLE ASSETS
Intangible assets consist of the following:

As of	May 29, 2022	February 27, 2022
Customer relationships	$121,730	$121,730
Developed technology	54,000	54,000
Trademark and trade names	14,549	14,549
Capitalized software	191	191
Capitalized contract costs	614	614
Patents	899	874
Total intangible assets	191,983	191,958

Customer relationships amortization	(114,094)	(113,184)
Developed technology amortization	(53,448)	(53,322)
Trademark and trade name amortization	(31)	(29)
Capitalized software amortization	(191)	(191)
Capitalized contract amortization	(129)	(129)
Patent amortization	(449)	(435)
Total accumulated amortization	(168,342)	(167,290)
Intangible assets, net	$23,641	$24,668
Amortization expense related to intangible assets was $1,052 and $1,565 for the three months ended May 29, 2022 and May 30, 2021, respectively. Included in trademarks and trade names is a $14,500 indefinite lived intangible asset. There were no impairments in the three months ended May 29, 2022 or May 30, 2021.
Estimated future amortization expense related to finite-lived intangible assets as of May 29, 2022 is as follows:

Remainder of 2023	$3,227
2024	3,115
2025	2,256
2026	164
2027	113
2028 and thereafter	266
Total	$9,141
NOTE 8 – INCOME TAXES
In general, the variation between the Company’s effective income tax rate and the U.S. statutory rate of 21% is primarily due to: (i) changes in the Company’s valuation allowances against certain deferred tax assets in the U.S., (ii) projected income for the full year derived from international locations with differing tax rates than the U.S. and (iii) projected tax credits generated.
The Company assesses all available positive and negative evidence to estimate if sufficient future taxable income will be generated to utilize the existing deferred tax assets by jurisdiction. The Company has concluded that it is necessary to recognize a full valuation allowance against certain U.S. deferred tax assets, as of the three months ended May 29, 2022.

U.S. GAAP requires a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is cumulatively more than 50% likely to be realized upon ultimate settlement.
As of February 27, 2022, the Company’s liability for unrecognized tax benefits was $633. During the three months ended May 29, 2022, the Company did not record any movement in its unrecognized tax benefits. As a result, the total liability for unrecognized tax benefits as of May 29, 2022 was $633. If any portion of this $633 is recognized, the Company will then include that portion in the computation of its effective tax rate. Due to the nature of the reserves included within these periods, the Company does not believe it is reasonably possible that any of the $633 of gross unrecognized tax benefits will change in the next 12 months as a result of statute requirements or settlement with tax authorities.
NOTE 9 – DEBT
Outstanding debt consists of the following:

	May 29, 2022	February 27, 2022
Initial term loan, par	$159,200	$159,600
Debt discount	(3,455)	(3,600)
Deferred finance fees	(746)	(771)
Total net debt	$154,999	$155,229
Term Loan and Revolving Credit Facility
On June 8, 2021 (“Closing Date”), the Company entered into a $180,000 Credit Agreement (“Credit Facility”), consisting of a $160,000 Initial Term Loan and a Revolving Credit Facility of $20,000 with Cerberus Business Finance Agency, LLC, as administrative agent and collateral agent. The syndicate of investors in the Credit Facility will vary over the life of the borrowings. The net Initial Term Loan proceeds received was $156,000. The interest rate is variable based on a LIBOR floor of no lower than 1.125% plus 600 basis points. The Initial Term Loan and Revolving Credit Facility has a maturity date of June 8, 2027. The Credit Facility is fully and unconditionally guaranteed by Stratus Technologies, Inc., Stratus Technologies Bermuda Ltd., Stratus Technologies Ireland Ltd., and Storm Private Holdings II Ltd., parent of Stratus.
The Initial Term Loan principal will be paid in equal quarterly installments, on the last business day of February, May, August and November in an amount equal to 0.25% of the Initial Term Loan commencing on February 25, 2022. Interest is paid in arrears, monthly or quarterly.
The Company made a $400 principal payment in the three months ended May 29, 2022.
In the event that, from the first anniversary date of the Closing Date to the second anniversary of the Closing Date, the Company makes any prepayment of the Initial Term Loan, a prepayment premium of 1% of the amount of the Initial Term Loan, thereafter 0%. There was no prepayment of the Initial Term Loan as of May 29, 2022.
The Company is required to pay a revolving credit commitment fee of 0.50% per annum on undrawn revolving commitments. The Company is required to pay a fee equal to the applicable margin in effect, and a fronting fee of 0.125% on all outstanding letters of credit. There were no outstanding stand-by letters of credit during the three months ended May 29, 2022 under the Revolving Credit Facility. The Company made interest payments of $2,899 for the three months ended May 29, 2022.

There were no borrowings outstanding under the Revolving Credit Facility during the three months ended May 29, 2022.
The Credit Facility provides unlimited additional Incremental Term Loans and Revolving Credit Commitments subject to maximum leverage ratios. There were no additional borrowings as of May 29, 2022.
The covenants contained in the Credit Facility contain financial covenants that are usual and customary, including a consolidated first lien secured debt ratio, consolidated senior secured debt ratio and consolidated total debt ratio, and restrict, among other things, our ability to pay dividends, make investments or acquisitions, enter into transactions with affiliates, dispose of assets or enter into business combinations, incur or guarantee additional indebtedness, repurchase or redeem equity interest or indebtedness, create or permit to exist certain liens, pledge assets or engage in sale-leaseback transactions, and change the business the Company conducts. These restrictions could limit the Company’s ability to obtain future financing and make acquisitions The consolidated total debt ratio was 4.16 to 1.00 for the three months ended May 29, 2022. The Company is in compliance with all covenants as of May 29, 2022.
NOTE 10 – DERIVATIVE INSTRUMENTS AND RELATED HEDGING ACTIVITY
From time to time the Company enters into derivative instruments, primarily forward and zero-cost collars, to reduce the Company’s exposure to fluctuations in foreign currency exchange. The criteria used to determine whether a transaction qualifies for hedge accounting treatment includes correlation between fluctuations in the fair value of the hedged item and the fair value of the related derivative instrument and its effectiveness as a hedge.
As of May 29, 2022, the Company had effective foreign currency zero-cost collar contracts related to Japanese yen and euro denominated contractual obligations with an aggregate notional amount of $7,421 and $2,893, respectively, maturing through April 2023. The Company’s exposure to market risk for fluctuation in foreign currency exchange rates relates to business operations denominated in Japanese yen and euro in local subsidiaries and its Irish subsidiary. The Company uses foreign exchange currency forwards and zero-cost collar contracts to mitigate the impact of fluctuations in foreign currency exchange rates. The foreign currency derivatives had unrealized gains of $933 which is included in other current assets. Accumulated other comprehensive gain includes foreign currency unrealized net gain, net of taxes, of $817.
In the three months ended May 29, 2022, there were realized gains of $325 related to highly effective hedges and recorded in other income, net in the Company’s consolidated statement of operations.
As of February 27 2022, the Company had effective foreign currency zero-cost collar contracts related to Japanese yen and euro denominated contractual obligations with an aggregate notional amount of $10,894 and $4,120, respectively, maturing through April 2023. The Company’s exposure to market risk for fluctuation in foreign currency exchange rates relates to business operations denominated in Japanese yen and euro in local subsidiaries and its Irish subsidiary. The Company uses foreign exchange currency forwards and zero-cost collar contracts to mitigate the impact of fluctuations in foreign currency exchange rates. The foreign currency derivatives had unrealized gains of $294 which is included in other current assets and an unrealized loss of $4 in other current liabilities. Accumulated other comprehensive gain includes foreign currency unrealized net gain, net of taxes, of $254.
In the three months ended May 30, 2021, there were realized net losses of $26 related to highly effective hedges and recorded in other income, net in the Company’s consolidated statement of operations.
The Company periodically enters into forward foreign exchange contracts to reduce its exposure to foreign currency risks associated with its intercompany and net asset positions. The maturities of foreign exchange contracts generally do not exceed six months. The Company does not hold or issue financial instruments for trading purposes. As of May 29, 2022, the Company had an aggregate notional amount of $2,203 and $428, respectively, of net forward foreign exchange contracts outstanding, predominately in Japanese yen and in euro.

NOTE 11 – COMMITMENTS AND CONTINGENCIES
Operating Leases
The Company determines if an arrangement is a lease as well as the classification of the lease at inception for arrangements with an initial term of more than 12 months, and classifies it as either finance or operating.
Operating leases are recorded in operating lease right-of-use assets, net, and operating lease liabilities, current and non-current on the Company’s interim consolidated balance sheets. For operating leases of buildings, the Company accounts for non-lease components, such as common area maintenance, as a component of the lease, and include it in the initial measurement of our operating lease assets and corresponding liabilities. Operating lease assets are amortized on a straight-line basis in operating expenses over the lease term.
The Company does not have finance leases as of May 29, 2022.
The Company’s lease liabilities are recognized based on the present value of the remaining fixed lease payments, over the lease term, using a discount rate of similarly secured borrowings available to us. For the purpose of lease liability measurement, the Company considers only payments that are fixed and determinable at the time of commencement. Any variable payments that depend on an index or rate are expensed as incurred. The Company’s lease terms may include options to extend when it is reasonably certain that we will exercise that option. The Company’s lease assets also include any lease payments made and exclude any lease incentives received prior to commencement. The Company’s lease assets are tested for impairment in the same manner as long-lived assets used in operations. The Company generally recognizes sublease income on a straight-line basis over the sublease term.
The weighted-average remaining lease term for the Company’s operating leases was 4 years as of May 29, 2022 and the weighted-average discount rate was 7.1%.
The components of lease costs are as follows:

Three months ended	May 29, 2022
Fixed cost	$786
Variable cost	5
Short-term lease cost	344
Total	$1,135
Prior to the Company’s adoption of ASC 842, operating lease expense was approximately $1,032 for the three months ended May 30, 2021.
The Company has commitments under non-cancelable operating leases for office and manufacturing space and certain machinery and equipment. The leases range from one to 10 years and generally contain renewal options for periods ranging from one to 10 years. Some of the leases contain future rent escalation clauses.

Future minimum undiscounted lease payments under the Company’s non-cancelable operating leases were as follows as of May 29, 2022:

Fiscal Year	Operating Leases
Remainder of 2023	$2,664
2024	2,826
2025	2,557
2026	2,402
2027	1,178
2028 and subsequent years	22
Total future minimum lease payments	$11,649
Right-of-use assets obtained in exchange for new operating lease liabilities for the three months ended May 29, 2022 amounted to $653.
Legal Matters
The Company is involved in various other legal proceedings arising in the ordinary course of business, none of which we currently expect to have a material adverse effect on our results of operations, cash flows or financial condition.
Purchase Commitments
The Company had outstanding purchase commitments to two contract manufacturers amounting to approximately $4,742 and $5,942 as of May 29, 2022 and February 27, 2022, respectively.
Guarantor Arrangements
The Company’s standard sales contracts and agreements contain infringement indemnification provisions. Pursuant to these provisions, the Company indemnifies, holds harmless and agrees to reimburse the indemnified party for losses suffered or incurred by the indemnified party (generally business partners or customers) in connection with certain patent, copyright or other intellectual property infringement claims in the countries in which the Company operates by any third party with respect to the Company’s products. The term of these indemnification provisions is generally perpetual effective at the time of the sale of the product. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification agreements and management is not aware of any pending, threatened or unasserted claims regarding these agreements.
As a result, the Company believes the estimated fair value of these agreements is minimal. Accordingly, no liabilities have been recorded for these agreements as of May 29, 2022 and February 27, 2022.
As permitted under Bermuda and Delaware law, the Company has agreed to indemnify its officers and directors for certain events or occurrences while the officer or director is, or was serving, at the Company’s request in such capacity. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company has a Director and Officer insurance policy that limits its exposure and enables it to recover a portion of any future amounts paid. The aggregate limit on this insurance policy is $10,000. As a result of this insurance policy coverage, the Company believes the estimated fair value of these indemnification arrangements is minimal. The Company has no liabilities recorded for these agreements as of May 29, 2022 and February 27, 2022.

NOTE 12 – RELATED-PARTY TRANSACTIONS
A stock dividend payment of $50,000 was made on June 10, 2021 to Storm Private Holdings II Ltd., parent of the Company, on the issued and outstanding shares of Common Stock.
On April 28, 2014, the Company entered into a management agreement for management, advisory, strategic planning and consulting services with Siris Capital Group, LLC. for $6,000 over seven years. Expense of $0 and $143 was recorded as management fees in the consolidated statements of operations for the three months ended May 29, 2022 and May 30, 2021, respectively.
On April 28, 2014 and June 1, 2018, the Company entered into management agreements for management, advisory, strategic planning and consulting services with certain individuals (“Management Agreements”) of Siris Capital Group, LLC. Expenses of $125 and $242, respectively, related to the Management Agreements $100 and $100 of Performance bonuses related to the Management Agreements were recorded as management fees in the consolidated statements of operations for the three months ended ended May 29, 2022 and May 30, 2021, respectively. Expenses of $59 and $0 were recorded in the consolidated statements of operations during the three months ended May 29, 2022 and May 30, 2021, respectively.
NOTE 13 – SUBSEQUENT EVENTS
On August 29, 2022 (the “Closing Date”), SMART Global Holdings, Inc. (“SGH”) acquired 100% of the outstanding equity securities of Storm Private Holdings I Ltd., a Cayman Islands exempted company, and the ultimate parent company of Stratus Technologies Bermuda Ltd., for a purchase price of $225,000, subject to certain adjustments. In addition SGH will be obligated to pay, contingent consideration (if any) of up to $50,000 (the “Earnout”) based on the gross profit performance of the Company during the first full 12 fiscal months following the closing. The Earnout, if any, will be payable in cash, ordinary shares of SGH or a mix of cash and SGH Shares, at SGH’s election.
Subsequent events have been evaluated from May 29, 2022 through November 4, 2022, which is the date the unaudited interim consolidated financial statements were available to be issued. During this period, no other subsequent events were identified that were not appropriately reflected within these unaudited interim consolidated financial statements.